EXHIBIT 5(a)

March 10, 2008

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Alcoa Inc., a Pennsylvania corporation (the “Company”), and Alcoa Trust I, a statutory business trust formed under the laws of the State of Delaware (the “Alcoa Trust”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an unspecified amount of:

(1)	senior debt securities of the Company (the “Senior Debt Securities”);

(2)	subordinated debt securities of the Company (the “Subordinated Debt Securities”);

(3)	shares of Class B Serial Preferred Stock, par value $1.00 per share, of the Company (the “Preferred Stock”);

(4)	shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”);

(5)	warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”);

(6)	stock purchase contracts of the Company (the “Purchase Contracts”);

(7)	stock purchase units of the Company (the “Units”);

(8)	trust preferred securities of the Alcoa Trust (the “Trust Preferred Securities”); and

(9)	guarantees by the Company of the Trust Preferred Securities.

The Senior Debt Securities, Preferred Stock, Common Stock, Warrants, Purchase Contracts and Units are referred to collectively herein as the Offered Securities.

The Senior Debt Securities are to be issued under the Indenture, dated as of September 30, 1993, between the Company and The Bank of New York Trust Company, N.A., as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A.), as supplemented by the First Supplemental Indenture, dated as of January 25, 2007, between the Company and The Bank of New York Trust Company, N.A., as trustee (together, the “Senior Indenture”). The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent, to be named in a prospectus supplement relating to the Warrants being offered. The Purchase Contracts are to be issued under one or more stock purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and a purchase contract agent to be named in a prospectus supplement relating to the Purchase Contracts being offered. The Units are to be issued under one or more stock purchase unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a unit agent to be named in a prospectus supplement relating to the Units being offered.

As a Counsel of the Company, I am generally familiar with its legal affairs. In addition, I have examined (i) the Registration Statement, including the exhibits thereto; (ii) the Articles of Incorporation and By-Laws of the Company, each as amended to the date hereof; (iii) certain resolutions adopted by the Board of Directors of the Company; and (iv) such other corporate records and documents and such certificates of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law, as I have deemed appropriate as the basis for the opinions expressed below.

In making such examination and rendering the opinions set forth below, I have assumed that (i) each document submitted to me is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. I have further assumed the legal capacity of natural persons and that each party to the documents I have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

Based on and subject to the foregoing, and to the qualifications set forth herein, and assuming that: (A) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (B) a prospectus supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (C) all Offered Securities will be offered, issued and sold in compliance with applicable law and in the manner stated in the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating to such Offered Securities; (D) the Senior Indenture and any supplemental indenture thereto, if utilized, will have been qualified under the Trust Indenture Act of 1939, as amended; (E) a definitive purchase, underwriting agreement or similar agreement and any other necessary agreement with respect to the applicable Offered Securities being offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (F) the applicable Offered Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of such purchase, underwriting or similar agreement and as set forth in the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating to such Offered Securities; (G) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (H) the offering, issuance and sale of the Offered Securities will have been duly authorized and approved by all necessary corporate action of the Company; and (I) the final terms and conditions of the Offered Securities will have been properly established in conformity with the applicable instruments so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, I am of the opinion that:

1. When (a) the terms of the Senior Debt Securities, and of their issuance and sale, have been duly authorized by the Company, and duly established in conformity with the Senior Indenture, and (b) the Senior Debt Securities have been duly executed, authenticated and delivered in accordance with the Senior Indenture against payment of the agreed consideration therefor, and issued and sold in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

2. When (a) the terms of the Preferred Stock, and of its issuance and sale, have been duly authorized by the Company and duly established in conformity with the Company’s Articles of Incorporation and By-Laws, (b) a Certificate of Amendment of the Company’s Articles of Incorporation or a Certificate of Designation or Statement with Respect to Shares, in either case fixing and determining the terms of the Preferred Stock, has been duly filed with the Secretary of State of the Commonwealth of Pennsylvania, and upon payment in full of any filing fees attendant thereto, (c) the certificates evidencing such shares of Preferred Stock have been duly executed, authenticated (if required) and delivered, and (d) the Preferred Stock has been issued and sold against payment of the agreed consideration therefor in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Preferred Stock will be validly issued, fully paid, and non-assessable.

3. When (a) the terms of the issuance and sale of the Common Stock have been duly authorized by the Company, (b) the certificates (if required) evidencing such shares of Common Stock have been duly executed, authenticated (if required) and delivered, and (c) the Common Stock has been issued and sold against payment of the agreed consideration therefor in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Common Stock will be validly issued, fully paid and non-assessable.

4. Assuming that the applicable Warrant Agreement is duly authorized, executed and delivered by the Company and the warrant agent to be named in the prospectus supplement, when (a) the terms of the Warrants, and of their issuance and sale, have been duly authorized by the Company, and duly established in conformity with the applicable Warrant Agreement, (b) the certificates representing such Warrants have been duly executed, countersigned and delivered in accordance with the applicable Warrant Agreement against payment of the agreed consideration therefor, and (c) the Warrants have been issued and sold in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

5. Assuming that the applicable Purchase Contract Agreement is duly authorized, executed and delivered by the Company and the purchase contract agent to be named in the applicable prospectus supplement, when (a) the terms of the Purchase Contracts, and of their issuance and sale, have been duly authorized by the Company, and duly established in conformity with the applicable Purchase Contract Agreement, (b) the Purchase Contracts or certificates representing such Purchase Contracts, as the case may be, have been duly executed, authenticated (if required) and delivered in accordance with the applicable Purchase Contract Agreement against payment of the agreed consideration therefor, and (c) the Purchase Contracts have been issued and sold in the form and in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

6. Assuming that the applicable Unit Agreement is duly authorized, executed and delivered by the Company and the unit agent to be named in the applicable prospectus supplement, when (a) the terms of the Units, and of their issuance and sale, have been duly authorized by the Company, and duly established in conformity with the applicable Unit Agreement, (b) the other Offered Securities (or Subordinated Debt Securities) that are a component of such Units have been duly authorized for issuance and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, or, in the case of Common Stock and Preferred Stock, are validly issued, fully paid and non-assessable, or in the case of Trust Preferred Securities of the Alcoa Trust, are validly issued, (c) in the case of Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (d) any related pledge, collateral and other agreements have been duly authorized, executed and delivered by the parties thereto, (e) the Units or certificates representing such Units, as the case may be, have been duly executed, authenticated (if required) and delivered in accordance with the applicable Unit Agreement against payment of the agreed consideration therefor, and (f) the Units have been issued and sold in the form and in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

My opinion is limited to the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania.

I assume no obligation to update or supplement this opinion to reflect any changes of law or fact that may occur.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus forming a part thereof. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Thomas F. Seligson
Thomas F. Seligson Counsel

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